UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LUFKIN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.p6

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

•	The following email was sent to certain employees of Lufkin Industries, Inc. (the “Lufkin”) and made available on Lufkin’s website on April 12, 2013:

Announced Acquisition of Lufkin by GE FAQs

What was announced on April 8, 2013?

•

General Electric Company (“GE”) and Lufkin Industries, Inc. (the “Lufkin”) jointly announced that they entered into a definitive merger agreement that provides for GE to acquire Lufkin for $88.50 per share in cash without interest, for a total consideration of approximately $3.3 billion to Lufkin’s shareholders. GE plans to operate Lufkin under its Oil & Gas division.

Did GE acquire Lufkin on April 8, 2013?

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No, the agreement between GE and Lufkin provides terms and a process for Lufkin to be acquired by GE, but no transaction will occur until the holders of two-thirds of Lufkin’s outstanding shares of common stock have approved the transaction, required regulatory approvals have been obtained and the other conditions to the closing of the transaction have been satisfied.

When will GE begin controlling Lufkin?

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If the transaction receives the approval of the holders of two-thirds of Lufkin’s outstanding shares of common stock and the required regulatory approvals, we expect the other closing conditions to be satisfied and the transaction to close in the second half of 2013.

When will Lufkin’s shareholders vote on the transaction?

•	The exact date has not yet been determined. The date of the special meeting will be provided in the proxy statement that Lufkin will transmit to shareholders prior to the special meeting.

Where will the meeting be?

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The location of the meeting has not yet been determined. The location of the special meeting will be provided in the proxy statement that Lufkin will transmit to shareholders prior to the special meeting.

Do I have to attend the meeting to cast my vote?

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No, as with the annual shareholders meeting, shareholders may appoint a proxy to represent them at the meeting and vote on their behalf. A proxy card and voting instructions will accompany the proxy statement that Lufkin will transmit to shareholders prior to the special meeting.

Are shareholders required to take any action prior to the special meeting?

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Nothing is required of the shareholders prior to the meeting, however, we strongly recommend that you read the proxy statement that Lufkin will soon transmit to shareholders, so that you will be able to make an informed decision when the vote is held.

What will Lufkin’s shareholders receive if the transaction is approved and consummated?

•	Each holder of Lufkin common stock will be entitled to receive $88.50 in cash in exchange for each share of common stock held.

Will shareholders be required to turn in share certificates?

•	Yes, if a shareholder was issued an actual share certificate, it must be turned in to receive payment.

Can I receive the $88.50 per share if I have lost my share certificates?

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Yes, the agreement provides for a process by which a shareholder who has lost their share certificate(s) can receive payment after attesting to that fact in an affidavit and, if required by GE or its paying agent, posting a bond as security against any claim that may be made against it with respect to the lost certificate(s).

What is the vote required for approval of the transaction?

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The transaction must be approved by the affirmative vote (in person or by proxy) of the holders of two-thirds of the outstanding shares of Lufkin’s common stock entitled to vote on the transaction at the meeting at which such vote is held.

Where will Lufkin “fit” within GE?

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The merger is subject to regulatory and shareholder approval and other conditions, and if the conditions are satisfied, Lufkin will be integrated within GE Oil & Gas, reporting to Daniel C. Heintzelman, President and CEO, GE Oil & Gas.

What are the benefits of this transaction for Lufkin employees? What opportunities might there be for advancement opportunities with GE for Lufkin personnel?

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Lufkin believes that its employees who join GE will benefit from working for a large, sophisticated, global employer with training programs and advancement opportunities that are available in an organization of GE’s size and caliber. Lufkin also expects that its employees will indirectly benefit as GE’s know-how helps Lufkin increase its presence in the international artificial lift and power transmission segments.

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Lufkin’s world-class people, equipment and services fit well into GE’s portfolio of products and will enable the combined company to offer a wider range of artificial lift solutions to customers in the fast-growing artificial lift sector.

What involvement will we have with GE pre-closing?

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GE will be developing integration plans and having key individuals visit with approved Lufkin employees over the course of the next few months. The GE integration team will seek input from Lufkin employees to develop the best integration plan with as few interruptions as possible.

What happens next? What is the plan for employee integration? What should we expect during this transition period pre-closing? What are the key steps between now and closing?

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The merger is subject to regulatory and shareholder approval. Before GE can acquire Lufkin under the merger agreement, the transaction must receive the approval of holders of two-thirds of Lufkin’s outstanding common stock, who will meet at a later date, in accordance with Lufkin’s articles of incorporation and bylaws, to consider the transaction. Also, all necessary regulatory approvals, must be obtained.

•	Many decisions regarding the integration of Lufkin into GE Oil & Gas remain to be made, but we note that GE has a history of successfully integrating its acquisitions.

When will the transaction be completed?

•	Subject to the receipt of the required approvals and the satisfaction of other closing conditions, we expect that the transaction will close during the second half of 2013.

Is it possible for someone else to purchase Lufkin?

•	Yes, in certain circumstances, the merger agreement allows Lufkin’s board of directors to consider and accept a superior offer.

How should I expect this announcement to affect my day-to-day work?

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You should continue your work as you always have. What has been announced is the entry into a merger agreement. Accordingly, until the transaction is completed, we should continue our work in line with current Lufkin policy so as to provide our customers with the high quality products and services for which we are known.

What happens to the current Lufkin management team?

•	In the near term, no change. We have a business to operate, and maintaining the integrity of our business and preserving and growing our customer base remains our primary focus.

•	Many decisions regarding the integration of Lufkin into GE Oil & Gas remain to be made.

As a manager, what decisions can I still make and what decisions am I prevented from making during the pre-closing period?

•	Your Manager will be advising you of the “do’s” and “don’t’s” throughout the transition period. It is imperative that you follow procedures and seek guidance when in doubt.

What decisions have been made with regard to the future of existing facilities, employee staffing levels, relocation of current offices and personnel, etc.? When could Lufkin employees expect to learn about these decisions?

•	To date, no decisions have been made regarding the above.

What is the impact on current union agreements? What should we expect going forward?

•	To date, no decisions have been made regarding the above.

What happens to the Power Transmission group?

•	It’s business as usual. Over the next several months GE will be evaluating how best to integrate the Power Transmission group into GE.

Will there be any changes to employee compensation, benefits and plans? What does this mean to me in terms of pay, benefits, pension plans, 401(k) plans, employment, policy changes, etc.?

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The merger agreement provides that Lufkin employees that remain employed by Lufkin after the merger will, for a period of one year, receive at least the same base salary or regular hourly pay and be eligible to participate in benefits plans, except for incentive or equity plans, that offer benefits substantially comparable in the aggregate to those currently in place at Lufkin or those available to similarly situated employees at GE.

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With respect to your 401(k) Plan and Pension Plan retirement benefits, you will not lose, nor can you forfeit, your vested account balance under the 401(k) Plan as of the date of the merger or your vested accrued benefit under the Pension Plan as of the date of the merger.

What is the message to our customers and how is this to be communicated?

•	A letter to customers is available and a copy of it, which you can view, has been filed with the SEC.

What impact could or should we expect on the communities in which Lufkin Industries, Inc. operates – Lufkin, Fougerolles, Ploiesti, etc.?

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We understand that GE – a 130 year old company – has a reputation for involvement at a company level and encourages employees to be actively involved in each community where they operate – very similar to Lufkin’s values.

What do we know about GE Oil & Gas?

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GE Oil & Gas is a world leader in advanced technologies and services with 37,000 employees in more than 100 countries supporting customers across the industry—from extraction to transportation to end use.

•	GE Oil & Gas makes the environment, health and safety, quality and integrity their highest priorities.

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GE Oil & Gas technologies and services include: surface and subsea drilling and production, monitoring and diagnostics, measurement and controls, large-scale LNG, pipeline compression and inspection, well site and industrial power generation, technologies for the refining and petrochemical industries, and modular CNG and LNG units for transportation sectors.

Where can I get more information on GE?

•	http://www.ge.com/

What should I say to people who ask me about the transaction?

•	Please direct all inquiries from the media or other persons not associated with Lufkin to Dennard Lascar Associates, LLC at 210-408-6321 or apearson@DennardLascar.com.

Who will answer my questions?

•	You may ask your supervisor or a representative of HR any questions you might have.

•	We intend to keep you informed through meetings, letters and other communications as appropriate.

•	We have established a virtual question box on our website, mergerinfo@lufkin.com, and we will post answers there to frequently asked questions as appropriate.

How often will the FAQs be updated

•	We will determine at a future date how and when to update these FAQ’s, if at all.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Lufkin Industries, Inc. plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about General Electric Company, Lufkin Industries, Inc., the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lufkin Industries, Inc. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Lufkin Industries, Inc. at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

Lufkin Industries, Inc. and its directors, executive officers and certain other members of management and employees of Lufkin Industries, Inc. may be deemed “participants” in the solicitation of proxies from shareholders of Lufkin Industries, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Lufkin Industries, Inc.’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of Lufkin Industries, Inc.’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.